Exhibit 10.38

RETENTION BONUS AGREEMENT

Congratulations! GrafTech International Ltd., a Delaware corporation (the “Company”), is providing you with the opportunity to receive a one-time cash bonus, in the amount set forth on the signature page of this Retention Bonus Agreement (“Agreement”), on the terms and conditions set forth in this Agreement (the “Bonus”).

To earn the Bonus, you must: (1) satisfy a continuous employment period of 18 months (commencing December 1, 2022 and ending May 31, 2024 (the “Retention Period”)); (2) remain in good standing with the Company during the Retention Period; (3) satisfy a confidentiality requirement regarding all aspects of the Bonus and this Agreement; and (4) satisfy non-competition requirements; all as further described in this Agreement.

Once you sign this Agreement and promptly return it to the Company, the effective date of this Agreement is the date on which it was signed by the Company (“Effective Date”).

In consideration of the Bonus and its terms, you and the Company agree as follows:

1.Normal Earning of Bonus. You will earn payment of the Bonus if you remain in good standing with the Company and in continuous employment with the Company or any of its subsidiaries from the beginning through the end of the Retention Period. Your satisfaction of the good standing and continuous employment requirement will be determined on a reasonable basis in the sole discretion of the Company. If you terminate employment with the Company and its subsidiaries prior to the end of the Retention Period, or if you are at any point no longer in good standing with the Company during the Retention Period, you will not earn any portion of the Bonus (it will be forfeited). However, if your worksite closes, your role is eliminated, or your employment with the Company and its subsidiaries is terminated without cause during the Retention Period (in all three cases determined on a reasonable basis in the sole discretion of the Company) when the Bonus has not otherwise been forfeited, then you will earn a pro-rated payout of the Bonus based on the number of days you were employed by the Company or any of its subsidiaries during such Retention Period.

2.Earning of Bonus in a Change in Control. If a Change in Control (as defined on Exhibit A to this Agreement) occurs before you otherwise earn (or forfeit) the Bonus under this Agreement (but except to the extent that a Replacement Bonus (as defined on Exhibit A to this Agreement) is provided to you as described in this Agreement to continue, substitute for, replace or assume the Bonus opportunity (the “Replaced Bonus”)), you will be deemed to have earned the Bonus in its entirety under this Section 2 as of immediately prior to the Change in Control (even if your employment with the Company and its subsidiaries is terminated on the date of such Change in Control).

3.Payment of Bonus. Any Bonus earned pursuant to Section 1 of this Agreement will be paid in a lump sum in cash, subject to applicable withholding as described in this Agreement, on a date within the period of June 1, 2024 through and including June 30, 2024. Any Bonus earned pursuant to Section 2 of this Agreement will be paid in a lump sum in cash, subject to applicable withholding as described in this Agreement, as soon as practicable following the date of the Change in Control, but in no event later than the end of the calendar year in which such Change in Control occurs; provided, that, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), such payment will be made subject to a six month and one day delay.

4.Confidentiality Requirement; Non-Competition Requirement. You agree that, as a condition to receiving the opportunity to earn the Bonus, and in order to earn and receive payment of the Bonus, you will not:

(a) directly or indirectly, at any time before or after the payment (or forfeiture) of the Bonus, divulge, disclose, furnish, disseminate or make available the existence or terms of this Agreement or the Bonus (or anything reasonably related to such document or award) with or to anyone other than: (i) the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Legal Officer and/or the Head of Human Resources of the Company; (ii) your spouse or partner; (iii) your personal tax, legal or financial advisers; or (iv) as required or compelled by applicable law or legal process (the “Confidentiality Requirement”); and

(b) without the Company’s prior written consent, directly or indirectly, either for yourself or on behalf of any other partnership, person, group, or entity, and through May 31, 2025, engage in the business of manufacturing, distributing, selling or providing carbon or graphite products, services, material or equipment of the kind or type which are the same as or similar to those manufactured, distributed, or sold by the Company as of May 31, 2024, as those products, services, material or equipment are described in the Company’s books and records (this restriction is further limited to the reasonable and limited geographic area consisting of any country, possession, or territory in which the Company or any of its subsidiaries have offices, operations, or customers, or otherwise conduct business as of May 31, 2024 (or within two years prior to such date), as described in the Company’s books and records) (the “Non-Competition Requirement”).

You understand and agree that the Confidentiality Requirement and the Non-Competition Requirement will continue to apply even if the Bonus is paid or forfeited, and even if your employment with the Company and its subsidiaries terminates. However, nothing in this Agreement prevents you from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations (to clarify, you are not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended).

5.Consequences of Breach of Confidentiality Requirement or Non-Competition Requirement. You agree that if you breach this Agreement, or any of its requirements (including the Confidentiality Requirement and the Non-Competition Requirement), such breach will irreparably harm the Company, and the full amount of such harm will be impossible to estimate or determine and cannot be adequately compensated. For that reason, if you breach any of the provisions of this Agreement (including the Confidentiality Requirement or the Non-Competition Requirement), you will forfeit all rights to (or any payment of) the Bonus, even if such breach occurs after any Bonus payment.

6.Withholding Taxes. To the extent that the Company or any of its subsidiaries is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made to or benefit realized by you or another person under this Agreement, you agree that the Company will withhold (or provide for the withholding of) any such taxes from the Bonus.

7.Other Terms and Provisions.

(a) This Agreement and the Bonus do not confer upon you any right with respect to the continuation of your employment with the Company or any of its subsidiaries or interfere in any way with the right of the Company or its subsidiaries to terminate your employment.

(b) Any economic or other benefit to you under this Agreement will not be taken into account in determining any benefits to which you may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any of its subsidiaries and will not affect the amount of any insurance coverage available to any beneficiary under any insurance plan covering employees of the Company or any of its subsidiaries.

(c) This Agreement may be executed in two counterparts, each of which will be deemed an original, but both of which shall constitute one and the same instrument. If any provision of this Agreement shall be held invalid for any reason, the remaining provisions shall not be affected. You and the Company agree that if any provision of this Agreement is found to be overbroad, with respect to prohibited activity, geography, or time, by a court of competent jurisdiction, the court should reform the Agreement to make the provision enforceable to the maximum extent permitted by law. This Agreement may not be waived, changed, abandoned, or terminated, in whole or in part, except in writing and signed by an authorized representative of the Company. This Agreement shall be binding upon you and your personal representatives and shall inure to the benefit of the Company, its successors and assigns. This Agreement may not be assigned by you. This Agreement shall be governed by the laws of the State of Ohio. You agree that the United States District Court for the Northern District of Ohio, Eastern Division, or the Cuyahoga County, Ohio Court of Common Pleas, shall have exclusive venue and jurisdiction in any action arising out of this Agreement. To the extent applicable, it is intended that this Agreement and the Bonus comply with or be exempt from the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to you. This Agreement and the Bonus shall be administered in a manner consistent with this intent.

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    IN WITNESS WHEREOF, the Company and you have executed this Agreement effective as of the date of the Company’s signature written below.

GRAFTECH INTERNATIONAL LTD.

By:
Name:
Title:    Date

Employee’s Signature    Date

Name of Employee: Amount of Bonus: $

EXHIBIT A

    A “Replacement Bonus” means an award (1) of the same type (i.e., cash bonus) as the Replaced Bonus, (2) that has a value at least equal to the value of the Replaced Bonus, (3) if you are subject to U.S. federal income tax under the Code, the tax consequences of which to you are not less favorable to you than the tax consequences of the Replaced Bonus, and (4) the other terms and conditions of which are not less favorable to you than the terms and conditions of the Replaced Bonus (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Bonus may be granted only to the extent it does not result in the Replaced Bonus or Replacement Bonus failing to comply with or be exempt from Section 409A of the Code, if applicable. Without limiting the generality of the foregoing, the Replacement Bonus may take the form of a continuation of the Replaced Bonus if the requirements of the two preceding sentences are satisfied. The determination of whether the conditions of this definition of Replacement Bonus are satisfied will be made by the Human Resources and Compensation Committee of the Company’s Board of Directors, as constituted immediately before the Change in Control, in its sole discretion.

    A “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:

(A) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of voting securities of the Company where such acquisition causes such Person to own 35% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of members of the Company’s Board of Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not be deemed to result in a Change in Control: (1) any acquisition directly from the Company that is approved by the Incumbent Board (as defined in subsection (B) below); (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any corporation pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (C) below; provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 35% as a result of a transaction described in clause (1) or (2) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 35% or more of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership of 35% or more of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns less than 35% of the Outstanding Company Voting Securities, then no Change in Control shall have occurred as a result of such Person’s acquisition;

(B)    individuals who, as of the Effective Date, constitute the Company’s Board of Directors (as modified by the remainder of this subsection (B), the “Incumbent Board”) cease for any reason to constitute at least a majority of the Company’s Board of Directors; provided, however, that any individual becoming a member of the Company’s Board of Directors subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the members of the Company’s Board of Directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee as a member of the Company’s Board of Directors, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of members of the Company’s Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Company’s Board of Directors;

(C)    the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation or other transaction (“Business Combination”) excluding, however, such a Business Combination pursuant to which (1) the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (2) no Person (excluding any employee benefit plan (or related trust) of the Company, the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of members of the board of directors of the entity resulting from such Business Combination and (3) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Company’s Board of Directors, providing for such Business Combination; or

(D) approval by the Company’s stockholders of a complete liquidation or dissolution of the Company except pursuant to a Business Combination that complies with clauses (1), (2) and (3) of subsection (C) above.